UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2021

Box, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Jefferson Ave.

Redwood City, California 94063

(Address of Principal Executive Offices, including zip code)

(877) 729-4269

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	BOX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On April 7, 2021, Box, Inc., a Delaware corporation (the “Company”), entered into an Investment Agreement (the “Investment Agreement”) with Powell Investors III L.P., a Cayman Islands exempted limited partnership, KKR-Milton Credit Holdings L.P., a Cayman Islands exempted limited partnership, KKR-NYC Credit C L.P., a Delaware limited partnership, Tailored Opportunistic Credit Fund, an Australian trust and CPS Holdings (US) L.P., a Delaware limited partnership, which are managed or advised by KKR Credit Advisors (US) LLC or Affiliates thereto (collectively, the “Investor”), relating to the issuance and sale of 500,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $500 million, or $1,000 per share (the “Issuance”). The closing of the Issuance is conditioned upon certain customary closing conditions, and will not occur prior to April 23, 2021; provided further, that, the Closing shall not occur prior to May 12, 2021 without the Company’s prior written consent, in its sole discretion.

Designation of Series A Preferred Stock

The Series A Preferred Stock will rank senior to the shares of the Company’s class A common stock, par value $0.0001 per share (the “Common Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock will initially have a liquidation preference of $1,000 per share. Holders of the Series A Preferred Stock will be entitled to a cumulative dividend (the “Dividend”) at the rate of 3.0% per annum, compounding quarterly, paid-in-kind or paid in cash, at the Company’s election. For any quarter in which the Company elects not to pay the Dividend in cash with respect to a share of Series A Preferred Stock, such Dividend will become part of the liquidation preference of such share, as set forth in the Certificate of Designations designating the Series A Preferred Stock, a form of which is attached as Exhibit A to the Investment Agreement (the “Certificate of Designations”).

Conversion Rights

The Series A Preferred Stock will be convertible at the option of the holders thereof at any time into shares of Common Stock at an initial conversion price of 130% of the arithmetic average of the volume weighted average sale price per share of the Common Stock for each of the ten consecutive trading days after April 7, 2021, up to a maximum conversion price of $27.00 per share and a minimum conversion price of $24.00 per share, subject to certain anti-dilution adjustments. At any time after the third anniversary of the date of the closing of the Issuance (the “Closing Date”), if the volume weighted average price of the Common Stock exceeds 200% of the conversion price set forth in the Certificate of Designations, for at least 20 trading days in any period of 30 consecutive trading days, including the last day of such trading period, at the election of the Company, all of the Series A Preferred Stock will be convertible into the relevant number of shares of Common Stock.

Voting & Consent Rights

Holders of the Series A Preferred Stock will be entitled to vote with the holders of the Common Stock on an as-converted basis. Holders of the Series A Preferred Stock will be entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Series A Preferred Stock, authorizations or issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock, increases or decreases in the number of authorized shares of Series A Preferred Stock, and payments of special dividends in excess of an agreed upon amount.

Redemption Rights

At any time following the fifth anniversary of the Closing Date, the Company may redeem some or all of the Series A Preferred Stock for a per share amount in cash equal to: (i) the sum of (x) 100% of the then-current liquidation preference thereof, plus (y) all accrued and unpaid dividends, multiplied by (ii) (A) 105% if the redemption occurs at any time on or after the fifth anniversary of the Closing Date and prior to the sixth anniversary of the Closing Date, (B) 102% if the redemption occurs at any time on or after the sixth anniversary of the Closing Date and prior to the seventh anniversary of the Closing Date, and (C) 100% if the redemption occurs at any time on or after the seventh anniversary of the Closing Date.

At any time following the seventh anniversary of the Closing Date, each holder of the Series A Preferred Stock will have the right to cause the Company to redeem, ratably, in whole or, from time to time, in part, the shares of Series A Preferred Stock held by such holder for a per share amount in cash equal to the sum of (x) 100% of the then-current liquidation preference thereof, plus (y) all accrued and unpaid dividends.

Upon prior written notice of certain change of control events involving the Company, the shares of the Series A Preferred Stock shall automatically be redeemed by the Company for a repurchase price equal to the greater of (i) the value of the shares of Series A Preferred Stock as converted into Common Stock at the then-current conversion price and (ii) an amount in cash equal to 100% of the then-current liquidation preference thereof plus all accrued but unpaid dividends. In the case of clause (ii) above, the Company will also be required to pay the holders of the Series A Preferred Stock a “make-whole” premium consisting of dividends that would have otherwise accrued from the effective date of such change of control through the fifth anniversary of the Closing Date.

Governance Rights

Pursuant to the Investment Agreement, the Company has agreed to increase the size of its board of directors (the “Board”) in order to appoint, as of the Closing Date, one individual designated by the Investor, who shall initially be John Park, to the Board as a Class III Director for a term expiring at the 2023 annual meeting of the Company’s stockholders. So long as the Investor beneficially owns at least 50% of the shares of Series A Preferred Stock purchased by the Investor at the closing of the Issuance on an as-converted basis, the Investor will have the right to designate a director nominee for election to the Board.

Pursuant to the Investment Agreement, until September 30, 2024, the Investor Parties (as defined in the Investment Agreement) have agreed to vote all of their shares of Series A Preferred Stock and shares of Common Stock issuable upon conversion of the Series A Preferred Stock (i) in the same manner as recommended by the Board with respect to the election of directors, any change of control transaction, and any other Company or stockholder proposal, other than any proposal that would disproportionally affect the rights of any holder of Series A Preferred Stock (or Common Stock issuable upon conversion of Series A Preferred Stock) and the class voting rights described above under “Voting & Consent Rights”.

Standstill

Additionally, (i) until the one year anniversary of the closing of the Issuance, in the case any Investor Party (as defined in the Investment Agreement) other than the Investor, or (ii) in the case of the Investor, until 180 days after the later of (a) the date the Investor no longer has the right to designate or nominate a director to the Board or (b) the date upon which the Investor no longer beneficially owns at least 25% of the shares of Series A Preferred Stock purchased by the Investor at the closing of the Issuance on an as-converted basis, the Investor will be subject to certain standstill restrictions pursuant to which the Investor will be restricted, among other things and subject to certain customary exceptions, from (1) acquiring more than 1% of the Company’s outstanding Common Stock or securities exchangeable for or convertible into the Common Stock or 10% of any tranche of any debt securities; (2) making, participating in or encouraging any proxy solicitation or submitting any shareholder proposal to the Company; (3) publicly proposing any change of control or other material transaction involving the Company; (4) seeking representation on the Board (beyond the representation provided for above); (5) seeking to control or influence the management, board of directors or business of the Company; (6) publicly make disparaging comments about the Company or its Board or management or strategy, operations, financial results or any transactions involving the Company or any of its Subsidiaries; (7) supporting or encouraging, or entering into any agreements with any person in doing any of the foregoing, or (8) taking any action that would require the Company to make a public announcement regarding the possibility of a transaction or any of the foregoing.

Transfer and Conversion Restrictions; Registration Rights

Except as described below, prior to the one year anniversary of the Closing Date, the Investor Parties will be restricted from transferring Series A Preferred Stock (including the Common Stock issuable upon conversion of the Series A Preferred Stock), or entering into any hedging arrangement with respect to the Series A Preferred Stock or Common Stock. Exceptions include, among others: (i) transfers to affiliates, (ii) transfers to the Company or any of its subsidiaries, (iii) transfers to a third party where the net proceeds of such sale are solely used to satisfy a margin call or repay a permitted loan, and (iv) transfers in connection with certain merger and acquisition events or tender offer approved by the Board (other than a tender offer commenced by the Company prior to the one-year anniversary of the Closing Date). In no event may the Investor Parties transfer Series A Preferred Stock or Common Stock issuable upon conversion of the Series A Preferred Stock to any activist shareholder or competitor, as those terms are defined in the Investment Agreement, or person that would be a 5% stockholder of the Company after giving effect to such transfer.

Holders of Series A Preferred Stock and Common Stock issuable upon conversion of Series A Preferred Stock will have certain customary registration rights with respect to such shares of Series A Preferred Stock and Common Stock issuable upon conversion of Series A Preferred Stock pursuant to the terms of the Registration Rights Agreement, a form of which is attached as Exhibit B to the Investment Agreement.

Pursuant to the terms of the Investment Agreement, the Investor may assign its rights to purchase up to 350,000 shares of Series A Preferred Stock to certain other investors.

The Investment Agreement has been filed as Exhibit 10.1 attached to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms and conditions. It is not intended to provide any other information about the Investor or the Company. The Investment Agreement contains representations, warranties, and covenants of the parties thereto made to and solely for the benefit of each other, and such representations, warranties, and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. The assertions embodied in those representations, warranties, and covenants are qualified by information in a confidential disclosure letter that the Company delivered in connection with the execution of the Investment Agreement and were made as of the date of the Investment Agreement and as of the Closing Date, except those made as of a specified date. Accordingly, investors and securityholders should not rely on the representations, warranties, and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Investment Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information related to the issuance and sale of Series A Preferred Stock contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01, pursuant to the terms of the Investment Agreement, the Company has agreed to issue shares of Series A Preferred Stock to the investors. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The investors represented to the Company that they are “accredited investors” as defined in Rule 501 of the Securities Act and that the Series A Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of the Series A Preferred Stock or shares of the Common Stock issued in connection with any future conversion of the Series A Preferred Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director

As described in Item 1.01 of this Current Report on Form 8-K, under the terms of the Investment Agreement, the Investor will have the right to designate one member of the Board at the Closing. The Investor has designated John Park as the Series A Director and, accordingly, the Board intends to appoint Mr. Park to serve as a member of the Board effective as of the Closing Date. Upon joining the Board, the Board intends to appoint Mr. Park to the compensation committee and audit committee of the Board.

Item 8.01.	Other Events.

On April 8, 2021, the Company announced that it expects to use substantially all of the proceeds from the Issuance to fund a share repurchase through a “Dutch auction” self-tender of up to $500 million of its common stock, with specific amount and pricing of the self-tender to be determined based on market conditions and stock prices at the time when the self-tender is launched. The self-tender is expected to commence after the Company releases its fiscal first quarter financial results in May 2021. Further details on the self-tender would be filed with the U.S. Securities and Exchange Commission (the “Commission”) at the time of its commencement.

On April 8, 2021, the Company issued a press release (the “Press Release”) announcing the execution of the Investment Agreement the transactions contemplated by the Investment Agreement and the Company’s intention to commence a self-tender offer. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information Regarding the Tender Offer

This communication is for informational purposes only, is not a recommendation to buy or sell the Company’s Common Stock, and does not constitute an offer to buy or the solicitation of an offer to sell Common Stock shares of the Company. The tender offer described in this communication has not yet commenced, and there can be no assurances that the Company will commence the tender offer on the terms described in this Current Report on Form 8-K or at all. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials that the Company expects to distribute to its stockholders and file with the Securities and Exchange Commission upon commencement of the tender offer. SHAREHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. Once the tender offer is commenced, shareholders and investors will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that the Company expects to file with the Commission at the Securities and Exchange Commission’s website at www.sec.gov or by calling the Information Agent (to be identified at the time the offer is made) for the tender offer.

Forward-Looking Statements

Certain statements contained herein contain forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements about the contemplated investment and whether and when such investment would be consummated and achievement of its potential benefits; any potential repurchase of shares of the Common Stock whether, when, in what amount and by what method (whether by tender offer or otherwise) any such repurchase would be consummated, and the per share price of any such repurchase; our future financial and operating results, including expectations regarding revenues, deferred revenue, billings, remaining performance obligations, gross margins and operating income; our market opportunity, business plan and ability to effectively manage our growth; our ability to maintain an adequate rate of revenue and billings growth and our expectations regarding such growth; our ability to achieve profitability and expand or maintain positive cash flow; our ability to achieve our long-term margin objectives; our ability to grow our unrecognized revenue and remaining performance obligations; our expectations regarding our revenue mix; costs associated with defending intellectual property infringement and other claims and the frequency of such claims; our ability to attract and retain end-customers; our ability to further penetrate our existing customer base; our expectations regarding our retention rate; our ability to displace existing products in established markets; our ability to expand our leadership position as a cloud content management platform; our ability to timely and effectively scale and adapt our existing technology; our ability to timely and effectively scale and adapt our existing technology; our investment strategy, including our plans to further invest in our business, including investment in research and development, sales and marketing, our data center infrastructure and our professional services organization, and our ability to effectively manage such investments; our ability to expand internationally; expectations about competition and its effect in our market and our ability to compete; the effects of seasonal trends on our operating results; use of non-GAAP financial measures; our belief regarding the sufficiency of our cash, cash equivalents and our credit facilities to meet our working capital and capital expenditure needs for at least the next 12 months; our expectations concerning relationships with third parties; our ability to attract and retain qualified employees and key personnel; our ability to realize the anticipated benefits of our partnerships with third parties; the effects of new laws, policies, taxes and regulations on our business; management’s plans, beliefs and objectives, including the importance of our brand and culture on our business; our ability to maintain, protect and enhance our brand and intellectual property; and future acquisitions of or investments in complementary companies, products, services or technologies and our ability to successfully integrate such companies or assets. These statements are based on estimates and information available to us at the time of this presentation and are no guarantees of future performance. We assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Investment Agreement, dated April 7, 2021, by and among Box, Inc. and Powell Investors III L.P., KKR-Milton Credit Holdings L.P., KKR-NYC Credit C L.P., Tailored Opportunistic Credit Fund, CPS Holdings (US) L.P. and CPS Holdings (US) L.P.

99.1	Press Release, dated April 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2021	BOX, INC.

	By:	/s/ Dylan Smith
Dylan Smith Chief Financial Officer